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                                                                   EXHIBIT 10.1


                           BEVERLY ENTERPRISES, INC.
                             NON-EMPLOYEE DIRECTOR
                                    DEFERRED
                               COMPENSATION PLAN

                            (EFFECTIVE MAY 29, 1997)

                                   * * * * *


         SECTION 1. PURPOSE. The purpose of the Plan is for the Company to provide Directors of the Company with an opportunity to receive awards equivalent to Company Stock (referred to as "Deferred Share Units") and defer receipt of compensation for services rendered to the Company in the form of annual retainer and meeting fees. It is intended that the Plan shall aid the Company in retaining and attracting Directors whose abilities, experience and judgment can contribute to the continued progress of the Company.

         SECTION 2.  DEFINITIONS.

         (a) "Beneficiary" means the person or persons (including legal entities) who have been designated in accordance with Section 18 hereof to receive benefits under this Plan following a Director's death.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Company Matching Contribution" means the Deferred Share Units credited to the Deferred Share Unit Account pursuant to Section 8(b).

         (d) "Company" means Beverly Enterprises, Inc.

         (e) "Compensation" means a Director's Meeting Fees and Retainer.



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         (f) "Date of Crediting" means, with respect to any compensation deferred pursuant to the Plan, the first business day of the month following the date when such compensation would otherwise be paid to a Director.

         (g) "Deferred Compensation" means all or any part of any cash, or other consideration to be paid to a Director by the Company as Director's fees or retainers that are subject to an elective deferral under Section 7.

         (h) "Deferral Account" means the bookkeeping account established for a Director under the Plan and to which Deferred Compensation amounts, Company Matching Contributions and annual grants of Deferred Share Units with respect to such Director are credited from time to time, as adjusted from time to time as provided in the Plan. The Deferral Account may be credited with Deferred Share Units (a "Deferred Share Unit Account") as defined in Section 8 or may be credited with the Variable Interest Option (a "Deferred Cash Account") as defined in Section 9.

         (i) "Deferred Compensation Election Form" means the form pursuant to which Directors elect to become participants in the Plan and defer Compensation thereunder, in such form as the Board determines from time to time in its sole discretion.

         (j) "Deferred Share Unit" means a bookkeeping entry having a unit of value equal to one (1) share of Stock as set forth in Section 8 of the Plan.

         (k) "Director" means any non-employee member of the Board of Directors of the Company.

         (l) "Disability" means the inability of a Director, as determined by the Board in its sole discretion, substantially to perform such Director's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of three (3) consecutive months.

         (m) "Fair Market Value" means the closing sales price of the Stock for such day, or if no such sale is made on such day, the average of the closing bid and asked prices of the Stock for such day, in each case as officially reported on the New York Stock Exchange (or, if the Stock is not then listed or admitted to trading on the New York Stock Exchange,



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the principal national stock exchange or stock market on which the Stock is then listed or admitted to trading.)

         (n) "Meeting Fees" means Compensation paid by the Company to Directors for attendance at Board and committee meetings as well as fees paid for a telephonic Board or committee meeting.

         (o) "Plan" means the Beverly Enterprises, Inc. Non-Employee Director Deferred Compensation Plan, as set forth herein and as amended from time to time.

         (p) "Plan Year" means the calendar year.

         (q) "Retainer" means the annual fixed payment awarded by the Company to a Director for services on the Board.

         (r) "Stock" means the common stock of the Company, par value $.10 per share.

         (s) "Unforeseeable Emergency" means a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director, loss of the Director's property due to casualty, or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of the Director. The circumstances that will constitute an "Unforeseeable Emergency" would depend on the facts of each case, but, in any case, payment may not be made in the event that such hardship is or may be relieved:

         (1) through reimbursement or compensation by insurance or otherwise, or

         (2) by liquidation of the Director's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.

         SECTION 3. ELIGIBILITY. Individuals eligible to participate in the Plan shall be limited solely to the Directors of the Company.

         SECTION 4.  ADMINISTRATION.

         (a) The Plan shall be administered by the Board. The Board has complete fiduciary discretion and authority to construe and interpret the Plan; promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan; decide all questions of eligibility and benefits (including underlying factual determinations); and adjudicate all claims and appeals. The Board may



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designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, the Board shall not delegate its authority to the extent that actual Board action may be required under Section 16 of the Securities Exchange Act of 1934 or other applicable law. Any action by the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Directors and any person(s) claiming under or through any Directors.
         (b) The Company will indemnify and hold harmless the Board and each member thereof against any cost or expense (including, without limitation, attorney's fees) or liability (including, without limitation, any sum paid in settlement of a claim with the approval of the Company) arising out of any act in connection with administration of the Plan, or omission to so act, except in the case of willful gross misconduct or gross negligence.

         SECTION 5. ANNUAL DEFERRED SHARE UNIT GRANTS. 500 Deferred Share Units shall be credited by the Company to each Director as of May 29, 1997. Beginning with the year 1998 and each year thereafter, each Director will receive a grant of 500 Deferred Share Units, credited as of the last day of the Stock's active trading in the month of January of the respective Plan Year. The awards will be credited to the Director's Deferred Share Unit Account.

         SECTION 6. PAYMENT OF DEFERRAL ACCOUNTS. The balance in the Deferral Accounts shall be paid to a Director, or, in the case of any Director's death prior to retirement from the Board, the Director's designated Beneficiary(ies), in stock (or, with Board approval, in cash) in either a) one (1) lump sum or,
b) over a period of two (2) to ten (10) years commencing as soon as it is administratively feasible the month after the Director's retirement, death or disability pursuant to the Director's advanced written election received at least twenty four (24) months prior to said retirement, death or disability. Such election of distribution method shall be made at the time of deferral and may be changed at any time with Board approval prior to the Director's retirement, death or disability as long as



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it is made at least twenty four (24) months prior to the Director's retirement, death or disability.

         SECTION 7.  PARTICIPATION: ELECTIVE DEFERRALS.

         (a) To elect to participate in the Plan for a particular Plan Year, a Director must execute a Deferred Compensation Election Form and file such form with the Board (or its designee) before the commencement of such Plan Year. To participate in the Plan during the year in which the Plan is first implemented, the Director must make an election to defer Compensation for services to be performed subsequent to the election within 30 days after the effective date of the Plan. To participate in the Plan during the first year in which a Director becomes eligible to participate in the Plan, the new Director must make an election to defer Compensation for services to be performed subsequent to the election within 30 days after the date the new Director becomes eligible. Such election shall:

                (i) contain a statement that the Director elects to defer a portion of the Director's Compensation (up to 100% thereof, in increments of 25%) for a specified Plan Year that becomes payable to the Director after the filing of such election;

                (ii) apply only to the Compensation otherwise payable to the Director during the Plan Year for which such election is made; and

                (iii) be irrevocable with respect to the Plan Year to which it applies. The Director may elect to have the Deferred Compensation credited to the Deferred Share Unit Account, the Deferred Cash Account or any combination thereof. Any such investment election shall be irrevocable for the Deferred Compensation or other contribution to which it relates. Upon receipt of a Director's Deferred Compensation Election Form, the Company shall establish as an accounting entry an individual Deferral Account for such Director and such Director shall become a participant under the Plan.

         SECTION 8.  DEFERRED SHARE UNIT ACCOUNT; MATCHING CONTRIBUTIONS.

         (a) "Deferred Share Unit" - Upon initial participation in the Plan, a "Deferred Share Unit Account" shall be established in the Director's name. Deferred Share Units and fractions thereof shall be credited to such Deferred Share Unit Account in an amount determined by dividing the amount of Compensation to be deferred into such account by



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the Fair Market Value on the Date of Crediting. Upon the occurrence of any stock split, stock dividend, combination or reclassification with respect to any outstanding series or class of stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the number of Deferred Share Units in each Deferred Share Unit Account shall, to the extent deemed appropriate by the Board, be adjusted accordingly.

         (b) "Company Matching Contributions" - Upon a deferral of Deferred Compensation into the Deferred Share Unit Account (but not the Deferred Cash Account) and the associated crediting of Deferred Share Units, the Company shall credit each such Deferred Share Unit Account, as of the same Date of Crediting, with an additional number of Deferred Share Units equal to 25% of the number of Deferred Share Units credited by virtue of such Deferred Compensation. Such additionally credited Deferred Share Units, and all dividend equivalents associated therewith, are hereinafter referred to as "Company Matching Deferrals". No Company Matching Contributions shall be made with respect to the Annual Deferred Share Unit grant described in Section 5.

         (c) "Dividend Equivalents" - To the extent dividends on any outstanding Stock are paid, dividend equivalents and fractions thereof shall be calculated with respect to balances of such Deferred Share Units in any Deferred Share Unit Account, converted to additional equivalents of such Stock and credited to the appropriate Deferred Share Unit Account as of the dividend payment dates. The number of Deferred Share Units to be credited as of each such date shall be determined by dividing the amount of the dividend equivalent by the Fair Market Value on the dividend payment date. The Director's Deferred Share Unit Account shall continue to earn such dividend equivalents until fully distributed.

         SECTION 9.  DEFERRED CASH ACCOUNT.

         (a) "Interest Equivalents" - Upon approval of a deferral under the variable interest option, a "Deferred Cash Account" shall be established in the Director's name. The amount of Compensation being deferred under this option will be credited to this account as of the Date of Crediting. Interest equivalents on amounts deferred under this option shall be calculated annually as of December 31 of each year. Such equivalents



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shall be based on the prime rate, as determined by a major New York bank, in effect on the first business day of the year (and shall be calculated, with respect to amounts credited prior to such year, for the entire year, or with respect to amounts credited during such year, for the number of days from the Date of Crediting). At distribution, interest equivalents shall be similarly calculated on amounts in the Deferred Cash Account based on prime rates from the preceding January 1, or, if later, the Date of Crediting, through the date prior to the date of distribution, and added to the total to be distributed. The crediting of interest equivalents to the Director's Deferred Cash Account shall continue until the balance in such account is fully distributed. Notwithstanding anything to the contrary in this Section 9(a), all payments will be made in accordance with Section 6.

         (b) "Time of Crediting" - The equivalents calculated each December 31 shall be credited to a Director's Deferred Cash Account as of January 1 of the next year.

         SECTION 10. TRANSFER OF LIABILITIES OF RETIREMENT PLAN FOR DIRECTORS. Effective May 29, 1997, The Retirement Plan for Non-Employee Directors ("Retirement Plan")shall be terminated and Directors shall be credited with an amount equal to the present value of retirement benefits accrued by them as of that date under the Retirement Plan, with such present value to be determined based on the assumptions that each Director will retire on his or her 70th birthday or, if greater, at the age attained as of May 29, 1997. Amounts shall be converted, as of May 29, 1997, into Deferred Share Units and credited on that date to each Director's Deferred Share Unit Account. No Company Matching Contributions shall be credited in connection with these amounts.

         SECTION 11. IN CASES OF HARDSHIP. The Board in its sole discretion may make distributions to a Director from the balances in such Director's Deferral Account upon a showing by such Director that an Unforeseeable Emergency has occurred. Such distributions shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency.

         SECTION 12. AMENDMENT. The Plan may be amended, modified or terminated at any time, for any reason, without notice, by the Board except that no such amendment, modification or termination shall have a material adverse effect on the accrued balance



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of any Director's Deferral Account as of the effective date of any such amendment, modification or termination (without the consent of the Director (or, if the Director is deceased, his or her beneficiary(ies))).

         SECTION 13. COMPANY'S OBLIGATIONS UNFUNDED. All benefits due a Director or a Beneficiary under this Plan are unfunded and unsecured and are payable solely out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Internal Revenue Code. Such trust shall make distributions in accordance with the terms of the Plan.

         SECTION 14. STOCK SUBJECT TO THE PLAN. Pursuant to the payment option available under the Plan as specified in Section 6, the Company has the right to reserve the appropriate number of shares as may be necessary to fund distributions hereunder. The shares to be delivered under the Plan may consist of authorized but unissued Stock or Stock reacquired by the Company, including shares purchased in he open market.

         SECTION 15. RESTRICTIONS ON ALIENATION. No amount deferred or credited to any Account under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, levy or charge the same shall be void; nor shall any amount be in any manner subject to any claims for the debts, contracts, liabilities, engagements or torts of the Director (or the Director's beneficiary or personal representative) entitled to such benefit. No Director shall be entitled to borrow at any time any portion of the Director's Account balances under the Plan.

         SECTION 16. WITHHOLDING. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any Federal, state or local taxing authority. The Directors, their beneficiaries and personal representatives shall bear any and all Federal, foreign, state or local income or any other tax imposed on amounts paid under the Plan.


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         SECTION 17. DIRECTORS BOUND BY TERMS OF THE PLAN. By electing to become a Director, each Director shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon the beneficiaries, personal representatives and other successors in interest of each Director. Each Director shall receive a copy of the Plan.

         SECTION 18. DESIGNATION OF BENEFICIARY(IES). Each Director under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan becomes payable on, after or as a result of the Director's death. At any time, and from time to time, any such designation may be changed or canceled by the Director without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Director, the beneficiary shall be the Director's estate. If the Director designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal allocations unless the Director has expressly designated otherwise, in which case the payments shall be made in the allocations designated by the Director.

         SECTION 19. SEVERABILITY OF PROVISIONS. In the event any provision of the Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid. The Plan shall be binding upon and inure to the benefit of (a) the Company and its respective successors and assigns, and (b) each Director, his or her designees and estate. Nothing in the Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation, or engaging in any other corporate transaction.

         SECTION 20. GOVERNING LAWS AND INTERPRETATION. The Plan shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of Delaware. This Plan shall not be interpreted as either an employment or trust agreement.



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         SECTION 21. ARBITRATION. Except as otherwise provided in this Plan, any controversy between the parties arising out of this Plan shall be submitted to the American Arbitration Association under its Commercial Arbitration Rules for binding arbitration. The arbitration shall be held in Fort Smith, Arkansas or such other location where the Company may have its corporate headquarters, using a single arbitrator. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Each side shall bear its own attorney fees. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Plan nor to grant punitive, special, extracontractual or consequential damages or any other remedy which is either prohibited by the terms of this Plan, or not available in a court of law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         SECTION 22. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of May 29, 1997 upon its adoption by the Company and approval by the stockholders of the Company.

     IN WITNESS WHEREOF, the Plan is hereby adopted by the Company on this _____ day of ______________, 1997.

                                                 Beverly Enterprises, Inc.

                                                 By:
                                                    ----------------------------
                                                 Title:
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